Exhibit 4.1

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                          PECO ENERGY TRANSITION TRUST


                           SECOND AMENDED AND RESTATED
                                 TRUST AGREEMENT

                             as of __________, 2000

                                      AMONG


          GEORGE SHICORA and THOMAS R. MILLER, as BENEFICIARY TRUSTEES,


       FIRST UNION TRUST COMPANY, NATIONAL ASSOCIATION, as ISSUER TRUSTEE,
                    DELAWARE TRUSTEE AND INDEPENDENT TRUSTEE

                                       and

                              PECO ENERGY COMPANY,
                              as GRANTOR and OWNER




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                                TABLE OF CONTENTS
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                                    ARTICLE I
                                  DEFINITIONS

1.01.  Capitalized Terms...............................................................................1


                                   ARTICLE II
                                  ORGANIZATION

2.01.  Name............................................................................................5
2.02.  Office..........................................................................................5
2.03.  Purposes and Powers.............................................................................5
2.04.  Appointment of the Trustees; Initial Trust Property.............................................6
2.05.  Declaration of Trust............................................................................6
2.06.  Other Expenses, Liabilities of Trust............................................................7
2.07.  Situs of Trust..................................................................................7
2.08.  Additional Capital Contributions................................................................7
2.09.  Assignment of Right to Distributions or Payments; Transfers.....................................7


                                   ARTICLE III
                            COMPLIANCE WITH THE CODE

3.01.  Trust to be Treated as a Division For Tax Purposes..............................................8


                                   ARTICLE IV
                           SEPARATE EXISTENCE OF TRUST

4.01.  Maintenance of Separate Existence...............................................................8
4.02.  Merger and Other Transactions..................................................................12
4.03.  Transactions with Affiliates...................................................................13
4.04.  Insolvency.....................................................................................13
4.05.  Rating Confirmation............................................................................13

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                                    ARTICLE V
                    INVESTMENT AND APPLICATION OF TRUST FUNDS

5.01.  Investment of Trust Funds......................................................................13
5.02.  Application of Funds...........................................................................14


                                   ARTICLE VI
                      AUTHORITY AND DUTIES OF THE TRUSTEES

6.01.  General Authority..............................................................................14
6.02.  Specific Authority; Special Authority of Beneficiary Trustees..................................14
6.03.  Accounting and Reports to the Grantor, any Owner,
       the Internal Revenue Service and Others........................................................15
6.04.  Signature of Returns...........................................................................16
6.05.  Right to Receive Instructions..................................................................16
6.06.  No Duties Except as Specified in this Agreement or in Instructions.............................16
6.07.  No Action Except Under Specified Documents or Instructions.....................................17
6.08.  No Action Contrary to Agreement, Trust Related Agreements or Applicable Law....................17


                                   ARTICLE VII
                            CONCERNING THE TRUSTEES

7.01.  Acceptance of Trusts and Duties................................................................17
7.02.  Furnishing of Documents........................................................................18
7.03.  Reliance; Advice of Counsel....................................................................18
7.04.  Not Acting in Individual Capacity..............................................................18


                                  ARTICLE VIII
                            COMPENSATION OF TRUSTEES

8.01.  Issuer Trustee's Fees and Expenses.............................................................19
8.02.  Beneficiary Trustees' Fees and Expenses........................................................19
8.03.  Fees of Separate Independent Trustee and Delaware Trustee......................................19


                                   ARTICLE IX
                          INDEMNIFICATION OF TRUSTEES

9.01.  Scope of Indemnification.......................................................................19

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                                    ARTICLE X
                              TERMINATION OF TRUST

10.01.  Dissolution of Trust..........................................................................20
10.02.  No Termination by Grantor or Owner............................................................20
10.03.  Cancellation of Certificate of Trust..........................................................20


                                   ARTICLE XI
                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

11.01.  Resignation of Trustee; Appointment of Successor..............................................20


                                   ARTICLE XII
                                  MISCELLANEOUS

12.01.  Supplements and Amendments....................................................................21
12.02.  No Legal Title to Trust Property in Grantor and Owner.........................................22
12.03.  Limitations on Rights of Others...............................................................22
12.04.  Notices.......................................................................................22
12.05.  Severability..................................................................................23
12.06.  Separate Counterparts.........................................................................23
12.07.  Successors and Assigns........................................................................23
12.08.  Headings......................................................................................23
12.09.  Governing Law.................................................................................24

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Exhibit 1 Issuer Trustee Fee Schedule
Exhibit 2 Certificate of Trust


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                  SECOND AMENDED AND RESTATED TRUST AGREEMENT dated as of
________, 2000 among PECO Energy Company, a Pennsylvania corporation, as Grantor and Owner, First Union Trust Company, National Association, a national banking corporation, as Issuer Trustee, Delaware Trustee and Independent Trustee, and George Shicora, an individual, and Thomas R. Miller, an individual, as Beneficiary Trustees.

                  A Certificate of Trust of the Trust was filed with the Secretary of State of the State of Delaware on June 23, 1998.

                  The Grantor, the Beneficiary Trustees and the Issuer Trustee are parties to that certain Amended and Restated Trust Agreement dated as of February 19, 1999 (the "Prior Trust Agreement") and now desire to amend and restate the Prior Trust Agreement as set forth below.

                  NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree to amend and restate the Prior Trust Agreement in its entirety as follows.


                                    ARTICLE I

                                   DEFINITIONS

                  1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

                  "Agreement" means this Second Amended and Restated Trust Agreement, as it may be amended from time to time.

                  "Affiliate" shall mean, with reference to any specified Person, any other Person controlling or controlled by or under common control with such specified Person; provided, that, for purposes of this Agreement when used with respect to the Grantor's or any Owner's direct or indirect subsidiaries, any limited partners thereof shall also be deemed "Affiliates." For the purposes of this definition, "control," when used with reference to any specified Person, shall mean the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Affiliated Entity" means the Grantor, any Owner, any of their respective direct or indirect subsidiaries or any Affiliate of any of the foregoing other than the Trust.

                  "Beneficiary Trustee" means any Trustee other than the Issuer Trustee, the Independent Trustee or the Delaware Trustee.



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                  "Bond Trustee" means The Bank of New York, as Bond Trustee under the Indenture, and its successors.

                  "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the City of Philadelphia, the City of New York, the City of Charlotte or the State of Delaware are required by law or executive order to remain closed.

                  "Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq., and any successor statute, as amended from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Competition Act" means the Pennsylvania Electricity Generation Customer Choice and Competition Act, Chapter 28 of Title 66 of the Pennsylvania Consolidated Statutes, 66 Pa.C.S. ss. 2801, et seq.

                  "Delaware Trustee" means a Trustee who is a natural person and who is a resident of the State of Delaware, or, in all other cases, a trustee which has its principal place of business in the State of Delaware.

                  "Eligible Investments" shall be the investments so designated from time to time by any Beneficiary Trustee.

                  "Fiscal Year" means the calendar year from each January 1 to the following December 31.

                  "GAAP" means generally accepted accounting principles in effect from time to time.

                  "Grantor" means PECO Energy Company.

                  "Indenture" means the Indenture, dated as of March 1, 1999, between the Trust and the Bond Trustee as the same may be amended, supplemented or otherwise modified from time to time.

                  "Independent Trustee" means a Trustee that is not and has not been for at least three years from the date of his or her or its appointment (i) a direct or indirect legal or beneficial owner of the Trust or PECO Energy or any of their respective Affiliates, (ii) a relative, supplier, employee, officer, director, manager, contractor or material creditor of the Trust or PECO Energy or any of their respective Affiliates or (iii) a Person who controls PECO Energy or its Affiliates.

                  "Insolvency Event" means the Significant Events described in
(a)(i) and (a)(ii) of that definition.


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                  "Issuer Trustee" means First Union Trust Company, National
Association or any other Issuer Trustee designated by the Grantor or any Owner from time to time.

                  "Liability" means any claim, damage, judgment, amount paid in settlement, fine, penalty, punitive damages, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements).

                  "Moody's" means Moody's Investor Service.

                  "Owner" means the Grantor and its successors and permitted assigns as a beneficial owner (within the meaning of the Business Trust Act) of the Trust. All references in this Agreement to "any Owner" means each of the Grantor's successors and permitted assigns as a beneficial owner of the Trust, and not the Grantor itself.

                  "PECO Energy" means PECO Energy Company, a Pennsylvania corporation, its successors and permitted assigns.

                  "Periodic Filings" means any filings or submissions that the Trust is required to make with any state or federal regulatory agency or under the Code.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity of similar nature.

                  "Proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Trust, the Grantor, any Owner or otherwise.

                  "Series" has the meaning assigned to that term in the Indenture.

                  "Significant Event" means (a) with respect to the Trust, that the Trust (i) shall fail to or admit in writing its inability to pay its debts generally as they become due, or shall commence a voluntary case or other Proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for the Trust or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall take any trust, corporate or partnership action authorizing the taking of any of the foregoing actions or (ii) a case or other Proceeding shall be commenced without the application or consent of the Trust, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or compensation or readjustment of debts of the Trust, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator, or the like for the Trust or any substantial part of its assets, or any similar action with respect to the Trust


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under any law (foreign or domestic) relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts and such case or Proceeding shall continue undismissed or unstayed and in effect for a period of 90 days; or any of the actions sought in such petition or Proceeding, including the entering of an order for relief in respect of the Trust or the appointment of any trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for the Trust or any substantial portion of the Trust's property shall be granted or otherwise occur (each of (i) and (ii) an "Insolvency Event");

                       (b) The Trust shall become subject to the registration requirements of the Investment Company Act; or

                       (c) Any Event of Default as set forth in the Indenture shall have occurred.

                  "Supplemental Indenture" means any Supplemental Indenture with respect to a Series of Transition Bonds as defined in such Supplemental Indenture or that amends the Indenture.

                  "Transition Bonds" means the transition bonds issued from time to time by the Trust pursuant to the Indenture and any Supplemental Indenture.

                  "Transfer" means the sale, transfer or other assignment of all of the Grantor's right, title and interest in all or a portion of its beneficial interest in the Trust.

                  "Trust" means the Delaware statutory business trust continued under this Agreement.

                  "Trustees" means the trustees of the Trust, which, as provided herein, shall mean the Beneficiary Trustees, the Independent Trustee, the Delaware Trustee and the Issuer Trustee collectively, not in their respective individual capacities but solely as trustees under this Agreement, and any successor trustees hereunder whether designated as Issuer Trustee, Independent Trustee, Delaware Trustee or a Beneficiary Trustee.

                  "Trust Property" means all right, title and interest in and to any property contributed to the Trust by the Grantor or any Owner or otherwise acquired by the Trust, including, without limitation, all distributions or payments thereon or proceeds thereof.

                  "Trust Related Agreements" means any instrument or agreement executed in connection with or relating to the Trust or the Transition Bonds, including, but not limited to, the Amended and Restated Master Servicing Agreement between the Trust and PECO Energy, as Servicer thereunder (the "Master Servicing Agreement"), the Amended and Restated Intangible Transition Property Sale Agreement between the Trust and PECO Energy, as Seller thereunder (the "Sale Agreement"), the Indenture and any supplemental indentures, any bill of sale and a Custody Agreement for a short-term money management account between the Trust


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and The Bank of New York, as custodian, as each may be supplemented or amended from time to time.

                  Each of the terms used herein and not defined herein shall have the meanings given to such terms in the Trust Related Agreements, even after the termination of such agreements.


                                   ARTICLE II

                                  ORGANIZATION

                  2.01. Name. The Trust continued hereby shall be known as "PECO Energy Transition Trust," in which name the Trustees shall conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2.02. Office. The initial office of the Trust shall be in care of the Issuer Trustee, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801 (telephone number 302-888-7532) or at such other address as the Trustees may designate by notice to the Grantor, any Owner and the Bond Trustee, provided that any other office will comply with the provisions of 4.01(c) and (e).

                  2.03. Purposes and Powers; Intent. (a) The Trust has been created for the purpose of purchasing and owning Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in Intangible Transition Property and other Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds and performing activities that are necessary, suitable or convenient to accomplish these purposes, including, but not limited to, entering into any hedge or swap arrangement with respect to the Transition Bonds.

                       (b) The Grantor has determined that each of (i) the creation and ownership of the Trust by the Grantor and (ii) the limited purposes of the Trust is in the best interests of the Grantor and its creditors and represents a prudent and advisable course of action that does not impair the rights and interests of the Grantor's creditors. The Grantor has determined that the transactions contemplated by this Agreement and the Trust Related Agreements are in the best interests of the Grantor and its creditors and represent a prudent and advisable course of action that does not impair the rights and interests of the Grantor's creditors. Such determinations are memorialized in the corporate records of the Grantor. The Grantor did not create the Trust with the intent to hinder, delay, or defraud the Grantor's creditors, and any transfer to the Trust will not render the Grantor insolvent or incapable of conducting its business in the manner and to the extent presently conducted.

                       (c) The Trust shall not have the power to (i) incur any debt other than the Transition Bonds and certain costs and expenses associated therewith (including day-


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to-day expenses incurred by the Trust) and debt in connection with any credit enhancement required for any Series of Transition Bonds or (ii) engage in any business or activity other than the business and activities enumerated in
Section 2.03 (other than in accordance with Section 6.02(a)).

                       (d) The Trust's existence is not dependent on its being a subsidiary of the Grantor or being affiliated with any Affiliated Entity, and the Trust's business operations could be maintained even if it were not a subsidiary of the Grantor or affiliated with any other Affiliated Entity. The Grantor will not transfer additional Intangible Transition Property to the Trust for the purpose of mitigating losses on the Intangible Transition Property that has previously been transferred to the Trust.

                       (e) The Trust has determined that the transactions contemplated by the Trust Related Agreements are in the best interests of the Trust and its creditors and represent a prudent and advisable course of action that does not impair the rights and interests of the Trust's creditors.

                  2.04. Appointment of the Trustees; Initial Trust Property. (a) The Trust shall have no fewer than one and no more than three trustees (if the Delaware Trustee, Issuer Trustee and Independent Trustee are the same entity) or five trustees (if the Delaware Trustee, Issuer Trustee and Independent Trustee are different entities) appointed from time to time by the Grantor or, in the event of a Transfer, by the Owner or Owners. The Grantor or, in the event of a Transfer, the Owners may at any time increase the number of Trustees, subject to the provisions of Sections 2.04(b), 3.01, 4.01 and 4.03. The Grantor has appointed First Union Trust Company, National Association as Issuer Trustee, Delaware Trustee and Independent Trustee, and George Shicora and Thomas R. Miller as Beneficiary Trustees of the Trust, which Trustees shall have all the rights, powers and duties set forth herein.

                       (b) The Trust shall at all times have an Issuer Trustee which shall be a Person meeting the qualifications of Section 11.01(c) of this Agreement. In addition, the Trust shall at all times have at least one Trustee which qualifies as a Delaware Trustee and at least one Trustee which qualifies as an Independent Trustee. The Issuer Trustee, the Delaware Trustee and the Independent Trustee may, and will initially, be the same entity.

                       (c) The Trustees acknowledge receipt in trust from the Grantor, as of June 23, 1998, of the sum of $5,000, constituting the initial Trust Property.

                  2.05. Declaration of Trust. The Trustees hereby declare that they will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Grantor or, in the event of a Transfer, any Owner, subject to the obligations of the Trust under the Trust Related Agreements. It is the intention of the parties hereto that the Trust constitutes a business trust under the Business Trust Act and that this Agreement constitutes the governing instrument of the Trust. On June 23, 1998, the Trustees filed a


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Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act in substantially the form attached hereto as Exhibit 2.

                  2.06. Other Expenses, Liabilities of Trust. None of the Grantor, the Trustees or any Owner shall be liable for any liabilities or obligations of the Trust, including but not limited to, the indemnification obligations under Article IX.

                  2.07. Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Trustees on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any state other than in the State of Delaware; provided, however, that nothing shall restrict or prohibit the Issuer Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in the State of Delaware and payments will be made by the Trust only from the State of Delaware.

                  2.08. Additional Capital Contributions. The assets of the Trust are expected to generate a return sufficient to satisfy all obligations of the Trust under this Agreement and the Trust Related Agreements and any other obligations of the Trust. It is expected that no capital contributions to the Trust will be necessary after the purchase of the initial Intangible Transitional Property, except for capital contributions in connection with the issuance of additional Series of Transition Bonds. In accordance with the private letter ruling received by the Grantor from the Internal Revenue Service dated December 19, 1997 (the "Private Letter Ruling"), on or prior to the date of issuance of each Series of Transition Bonds, the Grantor or, in the event of a Transfer, any Owner, shall make an additional contribution to the Trust in an amount equal to at least 0.50% of the initial principal amount of such Series or such greater amount as agreed to by the Grantor in connection with the issuance by the Trust of any Series of Transition Bonds. No capital contribution by the Grantor or any Owner, as the case may be, to the Trust will be made for the purpose of mitigating losses on Transition Property that has previously been transferred to the Trust, and all capital contributions shall be made in accordance with all applicable corporate business trust procedures and requirements, including proper record keeping by the Grantor and the Trust. Each capital contribution will be acknowledged by a written receipt signed by any of the Trustees. The Trustees acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, such additional contribution will be managed by an investment manager selected by the Grantor or, in the event of a Transfer, the Owner or Owners who shall invest such amounts only in Eligible Investments (as defined in the Indenture), and all income earned thereon shall be allocated or paid by the Bond Trustee in accordance with the provisions of the Indenture.

                  2.09. Assignment of Right to Distributions or Payments; Transfers. The Grantor and any Owner may assign all or any part of their respective rights to receive distributions or payments hereunder, but such assignment shall effect no change in the ownership of the Trust. No Transfer of a beneficial interest in the Trust shall be made by the Grantor, except to an Affiliate or in connection with the sale or disposition of all or

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substantially all of the Grantor's electric generating business, whether by operation of law or otherwise, and only if prior notice of such assignment is provided to Moody's.

                                   ARTICLE III

                            COMPLIANCE WITH THE CODE

                  3.01. Trust to be Treated as a Division For Tax Purposes. The Trust shall comply with the applicable provisions of the Code and the applicable Treasury regulations thereunder in the manner necessary to effect the intention of the parties that the Trust be treated as a division of PECO Energy for federal income tax purposes pursuant to Treasury regulation ss. 301.7701-1 et seq. and that the Trust be accorded such treatment until its termination pursuant to Section 10.01 hereof and shall take, or refrain from taking, any action required by the Code or Treasury regulations thereunder in order to maintain such status of the Trust. In addition, the Trust may not claim any credit on, or make any deduction from the principal and interest payable in respect of, the Transition Bonds (other than amounts properly withheld under the Code), or assert any claim against any present or former Transition Bondholder because of the payment of taxes levied or assessed upon the Trust.


                                   ARTICLE IV

                           SEPARATE EXISTENCE OF TRUST

                  4.01. Maintenance of Separate Existence. The Trust shall take all steps necessary to continue the identity of the Trust as a separate legal entity and to make it apparent to third Persons that the Trust is an entity with assets and liabilities distinct from those of the Grantor, any Owner, the Trustees, Affiliates of the Grantor or any Owner or any other Person, and that, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for state and federal income and franchise tax purposes, it is not a division of any of the Affiliated Entities or any other Person. In that regard, and without limiting the foregoing in any manner, the Trust shall:

                       (a) be managed by the Trustees who shall independently manage the daily operations and business affairs of the Trust in accordance with the terms of this Agreement and, except as otherwise provided herein, neither the Trustees nor the Trust shall be controlled in making such decisions by the Grantor, any Owner, any Affiliated Entity or any other Person;

                       (b) maintain at least one Independent Trustee, one Issuer Trustee and one Delaware Trustee (who may be the same Person);

                       (c) if the office of the Trust is not in the care of the Issuer Trustee, as provided by 2.02, maintain office space separate and clearly delineated from the office space of any Affiliated Entity, owned by the Trust or evidenced by a written lease or sublease (even if located in an office owned or leased by, or shared with, an Affiliated Entity);

                       (d) maintain the assets of the Trust in such a manner that it is not costly or difficult to segregate, identify or ascertain its individual assets from those of any other Person, including any Affiliated Entity;

                       (e) if the office of the Trust is not in the care of the Issuer Trustee, as provided by 2.02, maintain a separate telephone number which will be answered only in its own name;

                       (f) conduct all intercompany transactions with Affiliated Entities on an arm's-length basis and in accordance with Section 4.03;

                       (g) not guarantee, become obligated for or pay the debts of any Affiliated Entity or hold the credit of the Trust out as being available to satisfy the obligations of any Affiliated Entity or other Person (nor indemnify any Person for losses resulting therefrom), nor have any of the Trust's obligations guaranteed by any Affiliated Entity or hold the Trust out as responsible for the debts of any Affiliated Entity or other Person or for the decisions or actions with respect to the business and affairs of any Affiliated Entity, nor seek or obtain credit or incur any obligation to any third-party based upon the creditworthiness or assets of any Affiliated Entity or any other Person (i.e. other than based on the assets of the Trust) nor allow any Affiliated Entity to do such things based on the credit of the Trust;

                       (h) except as expressly otherwise permitted hereunder or under any of the Trust Related Agreements, not permit the commingling or pooling of the Trust's funds or other assets with the funds or other assets of any Affiliated Entity;

                       (i) maintain separate deposit and other bank accounts and funds to which no Affiliated Entity has any access, which accounts shall be maintained in the name and tax identification number of the Trust;

                       (j) maintain full books of accounts and records (financial or other) and financial statements separate from those of the Affiliated Entities or any other Person, prepared and maintained in accordance with GAAP (including, but not limited to, all resolutions, records, agreements or instruments underlying or regarding the transactions contemplated by the Trust Related Agreements or otherwise) and will be audited annually by an independent accounting firm which shall provide such audit to the Bond Trustee;

                       (k) compensate (either directly or through reimbursement of the Trust's allocable share of any shared expenses) all employees, consultants and agents and Affiliated Entities, to the extent applicable, for services provided to the Trust by such


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


employees, consultants and agents or Affiliated Entities, in each case, from the Trust's own funds and maintain a sufficient number of employees in light of its contemplated operations;

                       (l) pay from its own bank accounts for accounting and payroll services, rent, lease and other expenses (or the Trust's allocable share of any such amounts provided by one or more other Affiliated Entity) and not have such operating expenses (or the Trust's allocable share thereof) paid by any Affiliated Entities, provided, that the Grantor shall be permitted to pay the initial organization expenses of the Trust and certain of the expenses related to the transactions contemplated by the Trust Related Agreements incurred on or prior to the closing date for such transactions;

                       (m) maintain adequate capitalization to conduct its business and affairs considering the Trust's size and the nature of its business and intended purposes and, after giving effect to the transactions contemplated by the Related Trust Agreements, refrain from engaging in a business for which its remaining property represents an unreasonably small capital;

                       (n) conduct all of the Trust's business (whether in writing or orally) solely in the name of the Trust through its Trustees, employees and agents and hold the Trust out as an entity separate from any Affiliated Entity;

                       (o) not make or declare any distributions of cash or property to the Grantor or any Owner except in accordance with appropriate trust formalities and only consistent with sound business judgment to the extent that it is permitted pursuant to the Trust Related Agreements and not violative of any applicable law and only if no Significant Event or potential Significant Event then exists or would result therefrom;

                       (p) otherwise practice and adhere to all trust procedures and formalities, such as the holding of regularly scheduled meetings of the Trustees, to the extent required by such formalities and by this Agreement, the State of Delaware and all other appropriate constituent documents;

                       (q) not appoint an Affiliated Entity or any employee of an Affiliated Entity as an agent of the Trust, except as otherwise permitted in the Trust Related Agreements (although such Persons can qualify as Beneficiary Trustees);

                       (r) not acquire obligations or securities of or make loans or advances to or pledge its assets for the benefit of the Grantor, any Owner or any Affiliate of such parties;

                       (s) not permit the Grantor, any Owner or any Affiliated Entity to acquire obligations of or make loans or advances to the Trust;

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                       (t) not permit the Grantor, any Owner or any Affiliated
Entity to guarantee, pay or become liable for the debts of the Trust or permit any such entity to hold out its creditworthiness as being available to pay the liabilities and expenses of the Trust nor, except for the indemnities in this Agreement and the Trust Related Agreements, indemnify any Person for losses resulting therefrom;

                       (u) maintain separate minutes of the actions of the Trustees, including of the transactions contemplated by the Trust Related Agreements;

                       (v) cause (i) all written and oral communications, including, without limitation, letters, invoices, purchase orders, and contracts, of the Trust to be made solely in the name of the Trust, (ii) the Trust to have its own tax identification number, stationery, checks and business forms, separate from those of any Affiliated Entity, (iii) all Affiliated Entities not to use the stationery or business forms of the Trust, and for the Trust not to use the stationery or business forms of any Affiliated Entity, and
(iv) all Affiliated Entities not to conduct business in the name of the Trust, and the Trust not to conduct business in the name of any Affiliated Entity;

                       (w) direct creditors of the Trust to send invoices and other statements of account of the Trust directly to the Trust and not to any Affiliated Entity and to cause the Affiliated Entities not to direct their creditors to send invoices and other statements of accounts to the Trust;

                       (x) cause the Grantor or, in the event of a Transfer, any Owner to maintain as official records all resolutions, agreements, and other instruments underlying or regarding the transactions contemplated by the Trust Related Agreements;

                       (y) disclose, and cause the Grantor to disclose, in its financial statements the effects of all transactions between the Grantor and the Trust in accordance with generally accepted accounting principles, and in a manner which makes it clear that the assets of the Trust (including the Transition Property) are not assets of any Affiliated Entity and are not available to pay creditors of any Affiliated Entity;

                       (z) treat and cause the Grantor to treat the transfer of Intangible Transition Property from the Grantor to the Trust as a sale under the Competition Act;

                       (aa) if in accordance with GAAP, the assets and liabilities of the Trust are included in the consolidated financial statements of the Grantor, including if the Trust is treated as a division of PECO Energy, cause the Grantor to prominently and clearly disclose, whether in a footnote or in the notes to such financial statements, that (i) the Trust is a separate legal entity, (ii) the assets of the Trust are not available to pay the debts of the Grantor or any other Affiliated Entity and (iii) neither the Grantor nor any other Affiliated Entity is liable or responsible for the debts of the Trust;

                       (bb) except as described herein with respect to tax reporting and financial reporting, describe and cause each Affiliated Entity to describe the Trust, and hold the Trust out as a separate legal entity and not as a division or department of any Affiliated Entity, and promptly correct any known misunderstandings regarding its identity separate from any Affiliated Entity or any Person;

                       (cc) treat the Transition Bonds as debt obligations of the Trust;

                       (dd) maintain its valid existence in good standing under the laws of the State of Delaware and maintain its qualification to do business under the laws of such other jurisdictions as its operations require;

                       (ee) comply with all laws applicable to the transactions contemplated by this Agreement and the Trust Related Agreements; and

                       (ff) cause PECO Energy to observe in all material respects all corporate procedures and formalities required by its constituent documents and the laws of its state of formation and all other appropriate jurisdictions.

                4.02. Merger and Other Transactions. As long as the Transition Bonds are outstanding and subject to Section 4.05, the Trust may not consolidate with, merge or convert into another entity or sell all or substantially all of its assets to another entity and dissolve, unless: (i) the entity formed by or surviving such consolidation, merger or conversion or to whom substantially all of such assets are sold is organized under the laws of the United States, any state thereof or the District of Columbia, (ii) such entity expressly assumes all obligations and succeeds to all rights of the Trust under the Sale Agreement and the Master Servicing Agreement pursuant to an assignment and assumption agreement executed and delivered to the Bond Trustee, in form satisfactory to the Bond Trustee, (iii) no Default or Event of Default will have occurred and be continuing immediately after such consolidation, merger, conversion or sale of assets, (iv) the Rating Agency Condition (as defined in the Indenture) will have been satisfied with respect to such transaction by each Rating Agency (as defined in the Indenture), except Moody's (to which notice will be sent), (v) the Trust has received an opinion of counsel to the effect that such consolidation, merger, conversion or sale of assets would have no material adverse tax consequence to the Trust or any Transition Bondholder and such consolidation, merger, conversion or sale of assets complies with the Indenture and all conditions precedent therein provided relating to such transaction, (vi) none of the Intangible Transition Property, any qualified rate orders or PECO Energy's or the Trust's rights under the Competition Act or any qualified rate orders are impaired and (vii) any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken. Further, the Trust may not sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the Indenture, any Supplemental Indenture, the Master Servicing Agreement or the Sale Agreement.

                4.03. Transactions with Affiliates. The Trust will not enter into, or be a party to, any transaction with any of its Affiliates, except (i) the transactions contemplated by the Trust Related Agreements and (ii) any other transactions (including, without limitation, the lease of office space or computer equipment or software by the Trust from an Affiliate of the Trust and the sharing of employees and employee resources and benefits) (A) in the ordinary course of business or as otherwise permitted hereunder, (B) pursuant to the reasonable requirements and purposes of the Trust's business, (C) upon fair and reasonable terms (and, to the extent material, pursuant to written agreements) that are on terms and conditions available at the time to the Trust for comparable transactions with unaffiliated Persons and (D) not inconsistent with the terms of Section 4.01. Unless such transactions are in the ordinary course of business in which case any of the Trustees, acting singly or collectively, may take all actions necessary to effectuate such transactions, they will require the approval of a majority of the Trustees, which majority must include the Independent Trustee.

                4.04. Insolvency. As of the date hereof, neither the Grantor nor the Trust intends to file a voluntary petition for relief under the Bankruptcy Code or any similar law. None of the Grantor nor any Owner will cause the Trust to file a voluntary petition for relief under the Bankruptcy Code or similar law. The Trustees shall not file a bankruptcy or insolvency petition or otherwise institute insolvency or bankruptcy proceedings without the prior written consent of all of the Trustees, including the Independent Trustee. Further, as of the date hereof, after giving effect to the transactions contemplated by the Trust Related Agreements, the Issuer is solvent and expects to remain solvent, believes it will be able to pay its debts as they become due and such belief is reasonable, is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at maturity.

                4.05. Rating Confirmation. Notwithstanding anything to the contrary contained in this Agreement, as long as the Transition Bonds are outstanding, the Trust may not engage in any dissolution, liquidation, consolidation, merger or sale of all or substantially all of its assets without having first obtained confirmation from Moody's Investor Service, Inc. and Standard & Poor's Rating Services that such event will not result in either a downgrade or withdrawal of the then current rating of the Transition Bonds.

                                    ARTICLE V

                    INVESTMENT AND APPLICATION OF TRUST FUNDS

                5.01. Investment of Trust Funds. The provisions of this Article V apply only to funds or Trust Property that have been released from the lien of the Indenture and are permitted to be held or applied by the Trust. Unless otherwise directed in writing by the Beneficiary Trustees, funds or Trust Property released by the Bond Trustee to the Trust or funds in the possession of the Trust shall be invested and reinvested by the Trustees (or by an independent investment manager appointed in writing by the Beneficiary Trustees) in Eligible Investments.

                  5.02. Application of Funds. Income with respect to and proceeds of any funds or Trust Property held by the Trustees shall be transferred as determined by the Beneficiary Trustees from time to time.


                                   ARTICLE VI

                      AUTHORITY AND DUTIES OF THE TRUSTEES

                6.01. General Authority. The Trustees are authorized to take all actions required to be taken by them pursuant to the terms of this Agreement and the Trust Related Agreements. The Trustees are further authorized, but shall not be obligated, to take such further actions as are permitted but not required under the terms of this Agreement and the Trust Related Agreements.

                6.02. Specific Authority; Special Authority of Beneficiary Trustees. (a) Notwithstanding any other provision in this Agreement to the contrary and without the need for any additional consent of any Person, the Trustees, acting singly or collectively, are hereby authorized and directed to take the following action on behalf of the Trust: (i) execute, deliver and perform any agreements related to the issuance and sale of Transition Bonds, including the Trust Related Agreements, as necessary, (ii) execute and deliver all certificates and other documents required by any such agreements and (iii) issue and deliver one or more series of Transition Bonds in accordance with the provisions of such agreements and any qualified rate orders and qualify and register the Transition Bonds for sale in various states. The Trustees, acting singly or collectively, are authorized to take all actions necessary or incidental to the day-to-day operations of the Trust. Except as otherwise specifically provided, all non-day-to-day matters shall be determined by a majority of the then current Trustees; provided that, such majority must include the Independent Trustee (which may also be the Issuer Trustee) for all actions specified in Sections 4.02 and 4.03 and any matter that would, if approved by the Trustees, cause the Trust to deviate from the provisions of Sections 2.03(a), 2.03(c), 2.04(b), 4.01 and 12.01 of this Agreement (or any provisions that by the terms hereof require the consent of the Independent Trustee), subject to the provisions of Section 6.05. For purposes of determining a majority under this Agreement, each Person that is serving as a Trustee shall be counted as a single Trustee, even if such Person holds multiple Trustee positions (i.e., the vote of one Person that acts as Delaware Trustee, Issuer Trustee and Independent Trustee shall be counted only once).

                       (b) The Grantor and the Trustees hereby authorize and direct the Beneficiary Trustees, acting singly or collectively, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, one or more Registration Statements on either Form S-3 or Form S-1 (collectively, the "1933 Act Registration

Statements"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statements (including the prospectus supplement, the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of each Series of Transition Bonds, (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register each Series of Transition Bonds under the securities or "Blue Sky" laws of such jurisdictions as the Trust may deem necessary or desirable and (iii) to do or cause to be done all such other acts or things and to execute and deliver all such instruments and documents that any such Beneficiary Trustee shall deem necessary or appropriate to carry out the intent of the foregoing. In the event that any filing referred to above is required by the rules and regulations of the Commission or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by the Issuer Trustee, then the Issuer Trustee, not in its individual capacity, but solely in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Trust hereby constitutes and appoints each of the Beneficiary Trustees as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Trust or in the Trust's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statements and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Trust might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

                       (c) Meetings of the Trustees for the purpose of establishing a majority under this Article VI or otherwise may be called at any time by any of the Trustees upon two days written or oral notice, stating the time, place and purpose of the meeting, to all Trustees prior to the time of the meeting. In addition, any action required or permitted to be taken at a meeting of the Trustees may be taken without a meeting upon the written consent of the Trustees who would be necessary to authorize the action at a meeting at which all Trustees were present and voting or upon the unanimous written consent of the Trustees. The Issuer Trustee shall maintain the minutes of all meetings of the Trustees. Any meeting may be held by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another. Attendance, whether by telephone or in person, at any meeting of the Trustees shall constitute a waiver of notice of such meeting.

                  6.03. Accounting and Reports to the Grantor, any Owner, the Internal Revenue Service and Others. The Grantor shall designate, from time to time, a Trustee which shall, on behalf of the Trust, (i) maintain or cause to be maintained the books of the Trust on a calendar year basis on the accrual method of accounting, (ii) deliver to the Grantor and any Owner, within 90 days of the end of each Fiscal Year, or more often, as may be required by the Code and the regulations thereunder, a copy of the annual financial statement of the Trust for such Fiscal Year and a statement in such form and containing such information as may be required by such regulations, and as is necessary and appropriate to enable the Grantor and any Owner to prepare its federal and state income tax returns, (iii) file such tax returns relating to the Trust, cause the Trust to pay all taxes incurred by it pursuant to the terms of any tax sharing agreement entered into by the Trust and the Grantor and take all actions necessary for the Trust to qualify or continue to qualify as a division of PECO Energy or its designated affiliate for federal income tax purposes, (iv) cause such tax returns to be signed by the Trust in the manner required by law, and
(v) cause to be mailed to the Grantor and any Owner copies of all such reports and tax returns of the Trust.

                  6.04. Signature of Returns. The Trustee designated in Section
6.03 shall sign on behalf of the Trust the tax returns and other periodic filings of the Trust, unless applicable law requires the Owner to sign such documents, in which case, so long as the Grantor is the Owner and applicable law allows the Grantor to sign any such document, the Grantor shall sign such document. At any time that the Grantor is not the Owner, or is otherwise not allowed by law to sign any such document, then the party required by law to sign such document shall sign.

                  6.05. Right to Receive Instructions. In the event that the Trustees are unable to decide between alternative courses of action for whatever reason, or are unsure as to the application of any provision of this Agreement or any Trust Related Agreement, or such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement or any Trust Related Agreement permits any determination by the Trustees or is silent or is incomplete as to the course of action which the Trustees are required to take with respect to a particular set of facts, any one or more of the Trustees may give notice of such circumstances (in such form as shall be appropriate under the circumstances) to the Grantor or, in the event of a Transfer, to the Owner and request instructions from independent, appropriate legal or other counsel to the Trustees in accordance with Section 7.03 of this Agreement.

                  6.06. No Duties Except as Specified in this Agreement or in Instructions. The Trustees shall not have any duty or obligation to manage, make any payment in respect of, register, record, sell, dispose of or otherwise deal with the Trust Property, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustees are a party, except as expressly provided by the terms of this Agreement or the Trust Related Agreements and no implied duties or obligations shall be read into this Agreement or the Trust Related Agreements against the Trustees. The Trustees nevertheless agree that, in the event that claims are made against any of the Trustees in their individual capacities that are not related to the ownership or the administration of the Trust Property or the transactions contemplated by the Trust Related Agreements, the Trustee against whom such claims were made shall, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Property resulting from those claims.

                  6.07. No Action Except Under Specified Documents or Instructions. The Trustees shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Property except in accordance with the powers granted to and the authority conferred upon the Trustees pursuant to this Agreement and the Trust Related Agreements.

                  6.08 No Action Contrary to Agreement, Trust Related Agreements or Applicable Law. The Trustees shall not be required to take or refrain from taking any action under this Agreement or the Trust Related Agreements if the Trustees shall reasonably determine or shall have been advised by counsel that such action (i) is contrary to the terms of this Agreement or the Trust Related Agreements or is otherwise contrary to applicable law or (ii) is likely to result in liability on the part of the Trustees to risk or advance their own funds.


                                   ARTICLE VII

                             CONCERNING THE TRUSTEES

                  7.01. Acceptance of Trusts and Duties. The Trustees accept the trusts hereby created and agree to perform their respective duties hereunder with respect to the same but only upon the terms of this Agreement. The Trustees shall not be personally liable under any circumstances except (i) for their own willful misconduct or gross negligence, (ii) for liabilities arising from the failure by any of the Trustees to perform obligations expressly undertaken by them in Article VI, or (iii) for taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Trustees in connection with any of the transactions contemplated by this Agreement or the Trust Related Agreements. In particular, but not by way of limitation:

                       (a) The Trustees shall not be personally liable for any error of judgment made in good faith by any of the Trustees;

                       (b) The Trustees shall not be personally liable with respect to any action taken or omitted to be taken by the Trustees in good faith in accordance with the instructions delivered pursuant to Section 6.05;

                       (c) No provision of this Agreement shall require the Trustees to expend or risk their personal funds or otherwise incur any financial Liability in the performance of any of their rights or powers hereunder, if the Trustees shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability is not reasonably assured or provided to them;

                       (d) Under no circumstance shall the Trustees be personally liable for any indebtedness of the Trust under any Trust Related Agreement; and

                       (e) The Trustees shall not be personally responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Grantor, or for the form, character, genuineness, sufficiency, value or validity of any Collateral, or for or in respect of the validity or sufficiency of the Trust Related Agreements.

                  7.02. Furnishing of Documents. The Trustees shall furnish to the Grantor and any Owner, promptly upon receipt thereof, duplicates or copies of all material reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustees by any party pursuant to the Trust Related Agreements (other than documents originated by or otherwise furnished by the Grantor or any Owner).

                  7.03. Reliance; Advice of Counsel. (a) The Trustees shall incur no Liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by them to be genuine and believed by them to be signed by the proper party or parties. The Trustees may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon.

                       (b) In the exercise or administration of the trusts hereunder and in the performance of their respective duties and obligations under any of the Trust Related Agreements, the Trustees (i) may act directly or, at the expense of the Trust in the case of the Issuer Trustee, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustees shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustees with reasonable care and (ii) may, at the expense of the Trust in the case of the Issuer Trustee, consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by them, and the Trustees shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

                  7.04. Not Acting in Individual Capacity. Except as expressly provided in this Article VII, in accepting the trusts hereby created the Trustees each act solely as trustees hereunder and not in their respective individual capacities, and all Persons having any claim against the Trustees by reason of the transactions contemplated by this Agreement or the Trust Related Agreements shall look only to the Trust Property for payment or satisfaction thereof.

                                  ARTICLE VIII

                            COMPENSATION OF TRUSTEES

                  8.01. Issuer Trustee's Fees and Expenses. The Issuer Trustee shall receive compensation for its services hereunder as set forth on the fee schedule attached hereto as Exhibit 1. The Issuer Trustee shall be entitled to be reimbursed from the Trust Property for its reasonable expenses hereunder, including, without limitation, its travel, telephone, facsimile, postage, overnight courier and other related expenses, as well as the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Issuer Trustee may employ in connection with the exercise and performance of its rights and duties under this Agreement and the Trust Related Agreements.

                  8.02. Beneficiary Trustees' Fees and Expenses. The Beneficiary Trustees shall not be compensated by the Trust for their services performed for or on behalf of the Trust.

                  8.03. Fees of Separate Independent Trustee and Delaware Trustee. At such time as the Issuer Trustee, the Independent Trustee and the Delaware Trustee are not the same Person, the Trust shall pay such fees to each of the Independent Trustee and Delaware Trustee as the majority of the Trustees shall approve.


                                   ARTICLE IX

                           INDEMNIFICATION OF TRUSTEES

                  9.01. Scope of Indemnification. To the fullest extent permitted by law, the Trust shall indemnify the Trustees and their agents, employees and directors against any Liability incurred in connection with any Proceeding in which the Trustees may be involved as a party or otherwise by reason of the fact that such Trustee is or was serving in its capacity as a Trustee, unless such Liability is based on or arises in connection with the Trustee's or such other indemnified parties' own wilful misconduct or gross negligence, the failure to perform the obligations expressly undertaken by them in Article VI, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Trustees in connection with any of the transactions contemplated by this Agreement or the Trust Related Agreements. This indemnification clause shall survive the termination of this Agreement.

                                    ARTICLE X

                              TERMINATION OF TRUST

                  10.01. Dissolution of Trust. (a) The Trust shall dissolve and, after satisfaction of the creditors of the Trust as required by applicable law, property held by the Trust will be distributed to the Grantor or, in the event of a Transfer, to any Owner thirty years from the date of its creation or sooner, at the option and expense, and upon written instruction of the Grantor, but in no event before payment in full of all Series of Transition Bonds.

                       (b) The bankruptcy of either the Grantor or any Owner or both shall not operate to terminate this Agreement, to dissolve, terminate or annul the Trust, to entitle the Grantor's or any Owner's legal representatives to claim an accounting or to take any action or Proceeding in any court for a partition or winding up of the Trust Property, nor otherwise affect the rights, obligations and liabilities of the parties hereto.

                  10.02. No Termination by Grantor or Owner. Except as provided in Section 10.01, neither the Grantor nor any Owner shall be entitled to dissolve or terminate or revoke the Trust established hereunder.

                  10.03. Cancellation of Certificate of Trust. Upon completion of the winding up of the affairs of the Trust after dissolution of the Trust in accordance with Section 10.01 or otherwise, the Certificate of Trust shall be canceled by a Beneficiary Trustee's executing and filing a Certificate of Cancellation with the Secretary of State of Delaware.


                                   ARTICLE XI

                   SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

                  11.01. Resignation of Trustee; Appointment of Successor. (a) The Trustees may resign at any time without cause by giving at least 90 days' prior written notice to the Grantor and any Owner, such resignation to be effective upon the acceptance of appointment by a successor Trustee under
Section 11.01(b). In addition, the Grantor or, in the event of a Transfer, any Owner may at any time remove any of the Trustees with or without cause by an instrument in writing delivered to the Trustee, such removal to be effective upon the acceptance of appointment by a successor Trustee under Section 11.01(b); except that, neither the Grantor nor any Owner may remove the Independent Trustee (i) without cause, (ii) after an Event of Default under the Indenture or (iii) if the removal of one or more Trustees would cause the breach of Section 2.04(b). In case of the resignation or removal of a Trustee, the Grantor or, in the event of a Transfer, any Owner may appoint a successor Trustee by an instrument signed by the Grantor or any Owner, as applicable, subject to Section 2.04(b). If the last remaining Trustee of the Trust resigns or is removed or the Issuer Trustee, the

Independent Trustee or the Delaware Trustee resigns or is removed and a successor Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, such Trustee, the Grantor or any Owner may apply to any court of competent jurisdiction to appoint a successor Trustee in compliance with Section 2.04(b) to act until such time, if any, as a successor Trustee shall have been appointed as provided above. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as above provided. In the event of removal of a Trustee, the Trustee so removed shall be entitled to compensation and reimbursement for expenses incurred through the date of such removal.

                       (b) Any successor Trustee, however appointed, shall execute and deliver to the predecessor Trustee and the Trust an instrument accepting such appointment, and thereupon such successor Trustee, without further acts, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Trustee in the trusts hereunder with like effect as if originally named as a Trustee herein; but nevertheless, upon the written request of such successor Trustee, such predecessor Trustee shall execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held or subsequently received by such predecessor Trustee upon the trusts herein expressed.

                       (c) Any successor Issuer Trustee, however appointed, shall be a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50,000,000. Any corporation into which the Issuer Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Issuer Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Issuer Trustee may be transferred, shall, subject to the terms of this Agreement, be the Issuer Trustee of the Trust under this Agreement without further act or consent of any Person.


                       ARTICLE XII

                       MISCELLANEOUS

                  12.01. Supplements and Amendments. This Agreement may be amended only by a written instrument signed by the Grantor, any Owner and a majority of the Trustees (which majority shall include the Independent Trustee) at the time of such amendment. No such amendment may be made unless the Rating Agency Condition is satisfied with respect to each of the Rating Agencies other than Moody's (to which notice will be sent) in connection herewith.

                  12.02. No Legal Title to Trust Property in Grantor and Owner. Neither the Grantor nor any Owner shall have legal title to or ownership of any part of the Trust Property. No transfer, by operation of law or otherwise, of any right, title and interest of the Grantor or any Owner in and to their undivided beneficial interest in the Trust Property hereunder shall operate to terminate this Agreement or the trusts hereunder, to dissolve, terminate or annul the Trust or to entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

                  12.03. Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person other than the Trust, the Grantor and any Owner any legal or equitable right, remedy or claim in the Trust Property or except for the Grantor and any Owner, under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  12.04. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand or mailed by certified mail, postage prepaid, if to the Trustees, addressed to:

               First Union Trust Company,         One Rodney Square
                 National Association             920 King Street, 1st Floor
                                                  Wilmington, DE 19801

                 George Shicora                   c/o First Union Trust Company,
                                                  National Association
                                                  One Rodney Square
                                                  920 King Street, 1st Floor
                                                  Wilmington, DE 19801

                 Thomas R. Miller                c/o First Union Trust Company,
                                                  National Association
                                                  One Rodney Square
                                                  920 King Street, 1st Floor
                                                  Wilmington, DE 19801

or to such other addresses as the Trustees may have set forth in a written notice to the Grantor, any Owner and the Bond Trustee; and if to the Grantor, addressed to: PECO Energy Company, 2301 Market Street, S21-1, Philadelphia, PA 19101 or to such other address as the Grantor may have set forth in a written notice to the Trustees and the Bond Trustee; and if to Moody's, addressed to:
ABS Monitoring Department, 99 Church Street, New York, NY 10007. All notices to any Owner shall be sent care of the Grantor to the Grantor's address set forth above or to such other address as such Owner may have set forth in a written notice to the Grantor, the Trustees and the Bond Trustee. Whenever any notice in writing is required to be given by the Trustees hereunder, such notice shall be deemed given and such requirement satisfied 72 hours after such notice is mailed by certified mail, postage prepaid, addressed as provided above; any notice given by the Grantor or any Owner to the Trustees shall be effective upon receipt. All notices required under this Agreement to be delivered to Moody's shall be given by one or both of the Beneficiary Trustees.

                  12.05. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  12.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  12.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trustees and their respective successors and assigns and the Grantor, any Owner and their respective successors and permitted assigns, all as herein provided; provided, that Moody's receives prior notice of any such succession or assignment. Any request, notice, direction, consent, waiver or other instrument or action by the Grantor and any Owner shall bind its successors and permitted assigns.

                  12.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. Any reference to any Article or Section contained in this Agreement shall refer to such Article or Section as set forth in this Agreement, notwithstanding failure to use the term "hereof," "hereto" or "herein" in connection with such reference.

                  12.09. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles), including all matters of construction, validity and performance.


                  IN WITNESS WHEREOF, the parties hereto have duly executed or caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              PECO ENERGY COMPANY,
                              as Grantor and Owner


                              By:__________________________
                              Name:________________________
                              Title:_________________________


                              FIRST UNION TRUST COMPANY, NATIONAL
                              ASSOCIATION, not in its individual
                              capacity but solely as Issuer
                              Trustee, Delaware Trustee and
                              Independent Trustee


                              By:___________________________
                              Name:________________________
                              Title:_________________________


                              GEORGE SHICORA, not in his individual
                              capacity but solely as
                              a Beneficiary Trustee


                              -------------------------------



                              THOMAS R. MILLER, not in his
                              individual capacity but solely
                              as a Beneficiary Trustee


                              -------------------------------

                                    EXHIBIT 1

                           ISSUER TRUSTEE FEE SCHEDULE


For services performed pursuant to the Second Amended and Restated Trust Agreement to which this Exhibit 1 is attached, the Issuer Trustee shall be entitled to the following fees:

         -- $1,500.00 upon the Trust's issuance of each series of Transition
            Bonds (calculated on a per series basis), other than the initial series of Transition Bonds for which no fee shall be paid; and

         -- $8,500.00 at the end of each calendar year as an annual administrative maintenance fee.

In addition to the foregoing fees and the out-of-pocket expenses described in
Section 8.01 of the Second Amended and Restated Trust Agreement, the Issuer Trustee may receive a special administrative maintenance fee from time to time in such amounts as the Grantor, any Owner and the Trustees shall mutually agree upon in writing in the event the Issuer Trustee determines, in good faith, that the Trust requires special administrative attention due to extraordinary circumstances.

This Issuer Trustee Fee Schedule may be revised or amended only by a written instrument signed by the Grantor, any Owner and the Trustees.


                                   Exhibit 1

                                    EXHIBIT 2

                              CERTIFICATE OF TRUST

                         OF PECO ENERGY TRANSITION TRUST


                  THIS Certificate of Trust of PECO Energy Transition Trust (the "Trust"), dated as of June 23, 1998, is being fully executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

                  1. Name. The name of the business trust formed hereby is PECO Energy Transition Trust.

                  2. Delaware Trustee. The name and business address of the trustee of the Trust with its principal place of business in the State of Delaware are First Union Trust Company, National Association, One Rodney Square, 920 King Street, First Floor, Wilmington, Delaware 19801, Attention: Corporate Trust Administration.

                  3. Effective Date. This Certificate of Trust shall be effective as of its filing with the Secretary of State of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.


DIANA MOY KELLY, not in her                FIRST UNION TRUST COMPANY,
individual capacity, but solely as         NATIONAL ASSOCIATION, not in its
trustee of the Trust                       individual capacity, but solely
                                           as trustee of the Trust


 /s/ Diana Moy Kelly                       By: /s/ Edward L. Truitt, Jr.
---------------------                          --------------------------
                                           Name:    Edward L. Truitt, Jr.
                                           Title:   Assistant Vice President

GEORGE SHICORA, not in his
individual capacity, but solely as
trustee of the Trust


 /s/ George Shicora
--------------------


                                   Exhibit 2